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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                 April 16, 1997
                                 Date of Report
                       (Date of earliest event reported)

                          WABASH NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)


         DELAWARE                    1-10883                 52-1375208
(State or other jurisdiction of     (Commission           (I.R.S. Employer
incorporation or organization)      File Number)        Identification Number)

                          1000 Sagamore Parkway South
                               Lafayette, Indiana
                    (Address of principal executive offices)

                                     47905
                                   (Zip Code)

                                 (317) 448-1591
              (Registrant's telephone number, including area code)





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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

      On April 16, 1997, Wabash National Corporation ("Wabash") purchased certain assets (the "Purchased Assets") of Fruehauf Trailer Corporation, a Delaware corporation ("Fruehauf") pursuant to a Chapter 11 bankruptcy proceeding. The Purchased Assets, which are more particularly described in the Purchase Agreement dated March 13, 1997 by and between Wabash and Fruehauf, as amended (attached hereto as Exhibit 2.01) consist of certain assets, including patents, trademarks and other intellectual property rights, used by Fruehauf in
(i) designing, manufacturing and marketing dump trailers and platform trailers at Fruehauf's Huntsville, Tennessee facility, (ii) designing, manufacturing and marketing dry freight vans at Fruehauf's Fort Madison, Iowa facility, (iii) distributing, selling, servicing and repairing new and used trailers, after-market parts and other products manufactured by Fruehauf through branches and (iv) distributing and selling Fruehauf's products, and providing support, to a network of independent full line and parts-only dealers. Wabash intends to continue to use those Purchased Assets, which consist of plant, equipment or other physical property, in generally the same manner as those assets were used by Fruehauf.

      In consideration for the sale of assets, Wabash paid Fruehauf approximately $19 million cash, 1 million shares of Wabash Common Stock, par value $.01 per share and 352,000 shares of Series A 6% Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share. The source of the cash payment was working capital.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

      (a) Financial statements of businesses acquired. Financial statements required by Item 7(a) of Form 8-K are not available and cannot be obtained without unreasonable effort or expense. By letter dated April 23, 1997, the staff of the Securities and Exchange Commission granted no-action relief to Wabash based on the unavailability of this information.

      (b) Pro forma financial information. Pro forma financial information required by Item 7(b) of Form 8-K is not available and cannot be obtained without unreasonable effort or expense. By letter dated April 23, 1997, the staff of the Securities and Exchange Commission granted no-action relief to Wabash based on the unavailability of this information.

      (c)   Exhibits.

            2.01 Purchase Agreement dated March 13, 1997, including exhibits thereto, by and between Wabash National Corporation and Fruehauf Trailer Corporation and amendments thereto dated March 17, 1997 and April 16, 1997.

            2.02 Registration Rights Agreement dated April 16, 1997 by and between Wabash National Corporation and Fruehauf Trailer Corporation.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    WABASH NATIONAL CORPORATION


Date:  May 1, 1997                  By: /s/ MARK R. HOLDEN
                                        -------------------------------
                                        Mark R. Holden
                                        Vice President - Chief Financial
                                        Officer
                                        (Principal Financial Officer and
                                        Principal Accounting Officer)



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